Exhibit 10.1

VOTING  AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of ___, 2012 (the “Agreement”), among CADENCE BANCORP, LLC, a Delaware limited liability company (“Buyer”), and the undersigned, a shareholder (the “Shareholder”) of ENCORE BANCSHARES, INC., a Texas corporation (the “Company”).

R E  C  I  T  A  L  S:

WHEREAS, Buyer and Company are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of a wholly owned Subsidiary of Buyer with and into Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Shareholder is the beneficial owner of _______ shares of Company Common Stock (the Shareholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, the “Shares”); and

WHEREAS, as an inducement and a condition to Buyer entering into the Merger Agreement, Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Agreement to Vote.  The Shareholder agrees that, from and after the date hereof and until the termination of this Agreement, at any meeting of the holders of Company Common Stock, or in connection with any written consent of the holders of Company Common Stock, the Shareholder shall vote (or cause to be voted) the Shares (i) in favor of (A) approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) and (B) any proposal to adjourn or postpone the Company Shareholder Meeting to a later date if there are not sufficient votes to approve the Merger Agreement and (ii) against any and all of the following actions (other than the transactions contemplated by the Merger Agreement): (A) any agreement, transaction or proposal that relates to an Acquisition Proposal or Alternative Transaction or (B) any action involving Company or its Subsidiaries which results or is reasonably likely to result in the breach by Company of a representation, warranty or covenant in the Merger Agreement or the impairment of the Company’s ability to consummate the transactions contemplated by the Merger Agreement (including the Merger).  Nothing contained herein shall be construed to limit the ability of the Shareholder to discharge his or her fiduciary duties as a director or officer of the Company, as applicable.

2.         Proxy.  The Shareholder hereby grants to Buyer a proxy to vote the Shares as indicated in Section 1 above.  The Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by [him or her][it] with respect to the Shares.

3.         Retention of Shares.  The Shareholder agrees that [he or she][it] will not, prior to termination of this Agreement, sell, short sell, transfer, pledge, assign, tender or otherwise dispose of any of the Shareholder’s Shares (a “Transfer”) or enter into any contract, arrangement or understanding with respect to a Transfer of the Shares; provided  that the Shareholder may Transfer the Shares for estate planning or philanthropic purposes so long as the transferee agrees to be bound by the provisions of this Agreement.

4.         Representations and Warranties.

(a)                The Shareholder represents and warrants that [he or she][it] has, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to vote and to Transfer the Existing Shares (except with respect to Shares Transferred for estate planning or philanthropic purposes in the manner contemplated by Section 3).  The Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by the Shareholder as of the date hereof.  There are no agreements or arrangements of any kind, contingent or otherwise, to which the Shareholder is a party obligating the Shareholder to Transfer or cause to be Transferred to any Person any of the Shares.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b)               [The Shareholder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  The Shareholder is not in violation of any of the provisions of the Shareholder’s articles of incorporation, bylaws or comparable organizational or trust documents, as applicable.][1]

(c)                The Shareholder has full power and authority [and is duly authorized][2] to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.  [The execution and delivery of this Agreement and the performance of the obligations contemplated hereunder, have, if required, been duly and validly approved by the board of directors or comparable governing body of the Shareholder and authorized by all necessary action.] [3] This Agreement has been duly and validly executed and

[1] NTD: To be added to agreements where Shareholder is an entity.

[2] NTD: To be added to agreements where Shareholder is an entity.

[3] NTD: To be added to agreements where Shareholder is an entity.

delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Shareholder or the performance of the Shareholder’s obligations hereunder.

(d)               [the execution, delivery, and performance by the Shareholder of this Agreement will not (i) violate any provision of Law to which such Shareholder is subject, (ii) violate any order, judgment, or decree applicable to such Shareholder, or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Shareholder is a party or any term or condition of its articles of incorporation or by-laws or comparable organizational or trust documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Shareholder’s ability to satisfy its obligations hereunder.][4]

5.         Termination.  This Agreement shall terminate at the earlier of (i) the Effective Time of the Merger or (ii) the date the Merger Agreement is terminated in accordance with its terms.

6.         Acknowledgment.  The Shareholder acknowledges that Buyer will be irreparably harmed by and that there will be no adequate remedy at law for a violation by the undersigned hereof.  Without limiting other remedies, Buyer shall have the right to enforce this Agreement by specific performance or injunctive relief.

7.         Binding on Successors.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the heirs, successors and assigns of the Shareholder and the successors and assigns of Buyer.  No party hereto may assign any rights or obligations hereunder to any other person, except upon the prior written consent of the other party.

8.         Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws.  Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the Texas Courts.

9.         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

10.       Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[4] NTD: To be added to agreements where Shareholder is an entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

CADENCE BANCORP, LLC

By:

Name:

Title:

SHAREHOLDER:

Name:

[Title:]